Exhibit 8.1

Subsidiaries:

Fine Brand Limited, a British Virgin Islands company

500wan HK Limited, a Hong Kong company

500.com USA Corporation, a U.S. company

500.com Gaming UK Limited, a UK company

E-Sun Sky Computer (Shenzhen) Co., Ltd., a PRC company

Shenzhen Guangyi Network Technology Co., Ltd., a PRC company

Qufan Internet Technology Inc, a Cayman company

Qufan Internet Technology (HK) Limited, a Hong Kong company

Consolidated Affiliated Entities:

Shenzhen E-Sun Network Co., Ltd., a PRC company

Shenzhen E-Sun Sky Network Technology Co., Ltd., a PRC company

Shenzhen Youlanguang Technology Co., Ltd., a PRC company

Shenzhen Guangtiandi Technology Co., Ltd., a PRC company

Shenzhen Tongfu Technology Co., Ltd., a PRC company

Shenzhen Wubai Zhifu Co., Ltd, a PRC company

Lhasa Yicai Network Technology Co., Ltd., a PRC company

Shenzhen Yicai Network Technology Co., Ltd., a PRC company

Shenzhen Caiyu Hudong Technology Co., Ltd., a PRC company

Shenzhen Fenggu Network Technology Co., Ltd., a PRC company

Beijing Baifengrun Science and Technology Co., Ltd., a PRC company

Shenzhen Kaisheng Jinfu Enterprise Management Co., Ltd., a PRC company

Shenzhen Qufan Network Technology Co., Ltd., a PRC company